EXHIBIT 23.8

                         CONSENT OF JOSEPH A. SANTANGELO

         In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of NBT Bancorp, Inc. ("NBT") in the registration statement on Form S-4 filed by NBT with the Securities and Exchange Commission on August 1, 2001.


                                               /s/ Joseph A. Santangelo
                                               ------------------------
                                               Joseph A. Santangelo

         Date: July 16, 2001